INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT (the "Agreement") made as of this 3rd day of July, 2013 by and between THE ADVISORS' INNER CIRCLE FUND (the "Trust"), a Massachusetts voluntary association (commonly known as a business trust) registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and Fayez Sarofim & Co. (the "Adviser"), a Texas corporation with its principal place of business at Two Houston Center, Suite 2907, Houston, TX 77010-1014.

                              W I T N E S S E T H

          WHEREAS, the Board of Trustees (the "Board") of the Trust has selected the Adviser to act as investment adviser to the Trust on behalf of the series set forth on Schedule A to this Agreement (the "Fund"), as such Schedule may be amended from time to time upon mutual agreement of the parties hereto, and the Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Adviser do hereby agree as follows:

1. THE ADVISER'S SERVICES.

          (a) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The Adviser shall act as investment adviser with respect to the Fund. In such capacity, the Adviser shall, subject to the supervision of the Board of Trustees of the Trust (the "Board"), regularly provide the Fund with investment research, advice and supervision and shall furnish continuously an investment program for the Fund, consistent with the investment objectives and policies of the Fund. The Adviser shall determine, from time to time, what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund and what portion of the Fund's assets shall be held uninvested in cash, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the 1940 Act, and under the Securities Act of 1933, as amended (the "1933 Act"), covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect. To carry out such obligations, the Adviser shall have full investment discretion and act on behalf of the Fund with respect to purchases, sales or other transactions, including by taking such steps as may be necessary to implement such advice and recommendations (e.g., placing orders).as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. No reference in this Agreement to the Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Board, in its sole discretion, to establish or revise investment policies governing the management of the Fund's assets. The investment policies and investment actions of the Fund are, and shall at all times be, subject to the control and direction of the Board.

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          (b) COMPLIANCE. The Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board and provided to the Adviser. In selecting the Fund's portfolio securities and performing the Adviser's obligations hereunder, the Adviser shall cause the Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing. No supervisory activity undertaken by the Board shall limit the Adviser's full responsibility for any of the foregoing.

          (c) PROXY VOTING. The Board has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Board has initially determined to delegate the authority and responsibility to vote proxies for the Fund's securities to the Adviser. So long as proxy voting authority for the Fund has been delegated to the Adviser, the Adviser shall exercise such authority in accordance with its proxy voting policies and procedures, a copy of which has been furnished to the Board. The Adviser shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Trust. The Adviser shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board at any time.

          The Adviser is authorized to instruct the Fund's custodian and/or broker(s) to forward promptly to the Adviser or the designated service provider copies of all proxies and shareholder communications relating to securities held in the portfolio of the Fund (other than materials relating to legal proceedings against the Fund). The Adviser may also instruct the Fund's custodian and/or broker(s) to provide reports of holdings in the portfolio of the Fund. The Adviser is authorized to engage a service provider of proxy voting services with respect to the proxy voting responsibilities described herein. The Trust shall direct the Fund's custodian and/or broker(s) to provide any assistance requested by the Adviser in facilitating the use of a service provider. In no event shall the Adviser have any responsibility to vote proxies that are not received on a timely basis. The Trust acknowledges that the Adviser, consistent with the Adviser's written proxy voting policies and procedures, may refrain from voting a proxy if, in the Adviser's discretion, refraining from voting would be in the best interests of the Fund and its shareholders.

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          (d) RECORDKEEPING. The Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Adviser to supply to the Trust or the Board the information required to be supplied under this Agreement.

          The Adviser shall maintain separate books and detailed records of all matters pertaining to Fund assets advised by the Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Board at any time upon its reasonable request, shall be (i) delivered to the Trust upon the termination of this Agreement, and (ii) available to the Board during the Adviser's normal business hours.

          (e) HOLDINGS INFORMATION AND PRICING. The Adviser shall provide the Board with reports regarding Fund holdings may be reasonably requested by the Board, and may, on its own initiative and from time to time, furnish the Trust and the Board with whatever information the Adviser believes appropriate for keeping the Board informed of important developments affecting the Fund and the Adviser. The Adviser agrees to notify the Trust promptly if the Adviser reasonably believes, in its discretion, that the value of any security held by the Fund may not reflect the security's fair value. The Adviser agrees to provide to the Trust, its Board and/or any Fund pricing agent, upon such party's reasonable request, any pricing information available to the Adviser for purposes of assisting in the determination of the fair value of any asset held by the Fund for which market quotations are not readily available or as otherwise required by the Trust's valuation procedures for the purpose of calculating the Fund's net asset value in accordance with Rule 22c-1 under the 1940 Act, a copy of which have been provided to the Adviser.

          (f) COOPERATION WITH AGENTS OF THE TRUST. The Adviser agrees to cooperate with and provide reasonable assistance to the Trust, any Trust custodian or foreign sub-custodians, any Trust pricing agents and all other agents and representatives of the Trust with respect to such information regarding the Fund as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

          2. CODE OF ETHICS. The Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act ("Rule 17j-1"), which it has provided to the Trust. Consistent with Rule 17j-1, the Adviser shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of its Code of Ethics. Annually, and The Adviser shall ensure that its Access Persons (as defined in the Adviser's Code of Ethics) comply in all material respects with the Adviser's Code of Ethics, as in effect from time to time. Upon reasonable request, the Adviser shall provide the Trust with (i)

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a copy of the Adviser's current Code of Ethics or any amendments thereto, as applicable, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Adviser's Code of Ethics. Annually, the Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Adviser's Code of Ethics to the Trust's Board. The Adviser shall respond to requests for information from the Trust as to violations of the Code of Ethics by Access Persons and the response of or sanctions imposed by the Adviser. The Adviser shall immediately notify the Trust of any material violation of its Code of Ethics, whether or not such violation relates to a security held by the Fund.

          3. INFORMATION AND REPORTING. The Adviser shall provide the Trust and its officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Trust may from time to time reasonably request.

          (a) NOTIFICATION OF BREACH / COMPLIANCE REPORTS. The Adviser shall notify the Trust's chief compliance officer immediately upon the Adviser's detection of (i) any material failure to manage the Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures. In addition, the Adviser shall provide a quarterly report regarding the Fund's compliance with the Investment Policies and applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's policies, guidelines or procedures as applicable to the Adviser's obligations under this Agreement. The Adviser agrees to seek to correct promptly any violation of the Investment Policies, subject to orderly disposition of assets by the Adviser in its sole discretion. and to take any action that the Board may reasonably request in connection with any such breach. Upon request, the Adviser shall also provide the officers of the Trust with supporting certifications as may be required to complete such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Adviser will promptly notify the Trust in the event (i) that the Adviser is served with or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court or regulatory body, involving
     (A) the affairs of the Trust (excluding class action suits in which the Fund is a member of the plaintiff class) or (B) the compliance by the Adviser with the federal or state securities laws ; or (ii) of an actual change in control of the Adviser resulting in an "assignment" (as defined in the 1940 Act) that has occurred or is proposed to occur.

          (b) BOARD AND FILINGS INFORMATION. The Adviser will provide the Trust with any information reasonably requested by the Trust regarding the Adviser's management of the Fund's assets, as such information is required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, post-effective amendment to the registration statement of the Trust, proxy statement, or supplement to the Prospectus required to be filed by the Trust with the Securities and Exchange Commission (the "SEC"). Upon the reasonable advance request of the Trust or the Board, the Adviser will arrange for officers or employees of the Adviser to be available to meet with the Board from time to time as may be necessary or appropriate to review the Adviser's investment management services to the Fund in light of current and

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     prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

          (c) TRANSACTION INFORMATION. The Adviser shall maintain records relating to portfolio transactions on behalf of the Fund and the placing and allocation of brokerage orders as are required to be maintained by the Fund under the 1940 Act. Upon the reasonable request of the Trust, copies of any such information concerning portfolio transactions shall be provided by the Adviser to the Trust or its designated agent as may be necessary for the Trust to monitor the Fund's compliance with applicable law regarding portfolio transactions. The provision of such information by the Adviser to the Trust or its designated agent in no way relieves the Adviser of its own responsibilities under this Agreement.

          4. BROKERAGE.

          (a) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of the Fund, neither the Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act or the rules and regulations thereunder.

          (b) PLACEMENT OF ORDERS. The Adviser shall arrange for the placing of all orders for the purchase and sale of securities for the Fund's account with brokers or dealers selected by the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Fund the most favorable execution and net price available under the circumstances. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer, provided that the difference is reasonably justified by other aspects of the portfolio execution services offered. The Adviser may select a broker-dealer that also provides brokerage and research services (as those terms are defined in Section 28(e) of the 1934 Act) to the Fund and/or the other accounts over which the Adviser or any of its affiliates exercises investment discretion. The Adviser is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing portfolio transactions for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting such transactions if the Adviser determines, in good faith, that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and one or more of its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review any commissions paid by the Fund to determine if such commissions, paid over representative periods of time, were reasonable in relation to the services and benefits provided to the Fund. The Adviser will promptly communicate to the officers and Trustees such information relating to transactions for the Fund as may be reasonably requested.

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          (c) AGGREGATED TRANSACTIONS. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, the Adviser may, to the extent permitted by applicable law and regulations, aggregate sales and purchase orders for securities or other assets of the Fund with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. In such event, the Adviser will allocate the orders as to price and amount, and allocate any expenses incurred in the transaction, in a manner the Adviser reasonably considers to be equitable over time to each account and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

          (d) AFFILIATED BROKERS. The Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Fund, subject to: (a) the requirement that the Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Fund's current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Fund for these services in addition to the Adviser's fees for services under this Agreement.

          5. CUSTODY. Nothing in this Agreement shall permit the Adviser to take or receive physical possession of cash, securities or other investments of the Fund.

          6. ALLOCATION OF CHARGES AND EXPENSES. The Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Adviser shall not be responsible for the Fund's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments. Notwithstanding the foregoing, the Adviser may enter into a written expense limitation or reimbursement agreement with the Fund, subject to approval by the Board.

          7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) PROPERLY REGISTERED. The Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing the services contemplated by this Agreement. The Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

          (b) ADV DISCLOSURE. The Adviser has provided the Trust with a copy of its Form ADV Parts 1 and 2A as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Trust. The



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     information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (c) FUND DISCLOSURE DOCUMENTS. The Adviser will, in connection with any disclosures, reports or filings with the SEC regarding the Fund that may be required by applicable law, review the Prospectus, summary prospectus of the Fund (if any), periodic reports to shareholders, Form N-CSR, Form N-Q, Form N-PX and Form N-SAR of the Trust and advertising and sales material, as each may relate to the Fund (collectively the "Disclosure Documents") and has been provided to the Adviser for review on a timely basis; The Adviser represents and warrants that information provided by the Adviser for inclusion in such Disclosure Documents will not, to the Adviser's reasonable knowledge, contain an untrue statement of any material fact or omit any statement of material fact required to be stated therein to make the statements therein not misleading.

          (d) USE OF THE NAME. The Adviser has the right to use the name "Fayez Sarofim" and/or "Sarofim" and any derivation thereof (collectively, the "Name") in connection with its services to the Trust and that, subject to the terms set forth in Section 8 of this Agreement, the Trust shall have the right to use the Name as necessary in connection with the management and operation of the Fund. The Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that, in the Adviser's judgment, would adversely affect or prejudice the rights of the Adviser or the Trust to use the Name.

          (e) INSURANCE. The Adviser maintains errors and omissions insurance coverage in an appropriate amount, as determined in the Adviser's discretion. The Adviser shall, upon the Trust's reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

          (f) NO DETRIMENTAL AGREEMENT. The Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Adviser with respect to its selection of securities for the Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund.

          (g) CONFLICTS. The Adviser shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law.

          (h) REPRESENTATIONS. The representations and warranties in this
     Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by
     Section 3(a), whether or not specifically referenced in such report.

          8. THE NAME. The Adviser grants to the Trust a license to use the Name as part of the name of the Fund. The foregoing authorization by the Adviser to the Trust to use the Name as part of the name of the Fund is not exclusive of the right of the Adviser itself to use, or to

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authorize others to use, the Name; the Trust acknowledges and agrees that, as between the Trust and the Adviser, the Adviser has the right to use, or authorize others to use, the Name. The Trust shall (1) only use the Name in a manner consistent with uses approved by the Adviser; (2) use its best efforts to maintain the quality of the services offered using the Name; (3) adhere to such other specific quality control standards as the Adviser may from time to time promulgate. At the request of the Adviser, the Trust will (a) submit to Adviser representative samples of any promotional materials using the Name; and
(b) change the name of the Fund within three months of its receipt of the Adviser's request, or such other shorter time period as may be required under the terms of a settlement agreement or court order, so as to eliminate all reference to the Name and will not thereafter transact any business using the Name in the name of the Fund; provided, however, that the Trust may continue to use beyond such date any supplies of prospectuses, marketing materials and similar documents that the Trust had on the date of such name change in quantities not exceeding those historically produced and used in connection with such Fund.

          9. ADVISER'S COMPENSATION. The Fund shall pay to the Adviser, as compensation for the Adviser's services hereunder, an investment advisory fee (the "Fee") at the annual rate specified in SCHEDULE A, attached hereto. The Fee shall be based upon the Fund's average daily net assets and shall be computed daily and paid by the Fund not less than monthly in arrears.

          The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets of the Fund as described in the Prospectus. In the event of the termination of this Agreement, the fee provided in this Section 9 shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

          10. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Fund, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

          11. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act); provided that such termination shall not relieve the Adviser of any liability incurred hereunder.

          This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act. No amendment of this Agreement shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, if such approval is required by the 1940 Act or other applicable law.




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          12. DURATION AND TERMINATION.

          The Trust represents that this Agreement and the retention of the Adviser to provide the services set forth herein have been, or will be prior to the effective date, approved by the Trust, the Board and/or the shareholders of the Fund, as necessary, in accordance with applicable law. This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12(c) and unless terminated automatically as set forth in Section 11 hereof or until terminated as follows:

                    (a) The Trust may cause this Agreement to terminate at any time and without payment of any penalty either (i) by vote of the Board or (ii) with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund, in each case upon sixty (60) days' prior written notice to the Adviser.

                    (b) The Adviser may cause this Agreement to terminate at any time and without payment of any penalty upon sixty (60) days' prior written notice to the Trust.

                    (c) This Agreement shall continue in effect for two years from the date of its execution and shall continue in effect thereafter for additional periods not exceeding one year SO LONG AS such continuation is approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

          In the event of termination of this Agreement for any reason, the Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as otherwise required by any fiduciary duties of the Adviser under applicable law. In addition, the Adviser shall deliver the Fund Books and Records to the Trust by such means and in accordance with such schedule as the Trust shall direct and shall otherwise cooperate, as reasonably directed by the Trust, in the transition of portfolio asset management to any successor of the Adviser.

          13. CERTAIN DEFINITIONS. For the purposes of this Agreement:

          (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act or any interpretations of the staff of the SEC.

          (b) "Interested persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act or any interpretations of the staff of the SEC.




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          14. LIABILITY OF THE ADVISER.

     (a) the Advisershall have responsibility for the accuracy and completeness (and liability for the lack thereof) of statements in the Fund's Disclosure Documents.

     (b) The Adviser shall be liable to the Fund for any loss (including transaction costs) incurred by the Fund as a result of any investment made by the Adviser in contravention of: (i) any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time and provided to the Adviser; or (ii) applicable law, including but not limited to the 1940 Act and the Code (including but not limited to the Fund's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code) (the investments described in this subsection (b) collectively are referred to as "Improper Investments").

     (c) The Adviser shall indemnify and hold harmless the Trust, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the 1933 Act (any such person, an "Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a breach by the Adviser of this Agreement or of the representations and warranties made by the Adviser herein; (ii) any Improper Investment; (iii) any untrue statement or alleged untrue statement of a material fact contained in any Disclosure Document or the omission or alleged omission from a Disclosure Document of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) the Adviser's performance or non-performance of its duties hereunder; provided, however, that nothing herein shall be deemed to protect any Indemnified Party who is a Trustee or officer of the Trust against any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust. Neither party to this Agreement shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          15. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          16. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities.

          17. CHANGE IN THE ADVISER'S OWNERSHIP. The Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Adviser within a reasonable time prior to such change being effected.

          18. NOTICE. All notices shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by registered mail, postage prepaid, to the following respective addresses until a different address is specified in writing by a party to the other party:

          To the Trust:

          The Advisors' Inner Circle Fund
          One Freedom Valley Drive
          Oaks, PA 19456

          To the Adviser:

          Two Houston Centre, Suite 2907
          Houston, Texas 77010-1014
          Fax:
          E-mail:

          19. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of Commonwealth of Massachusetts and the Adviser consents to the jurisdiction of courts, either state or federal, in Massachusetts, with respect to any dispute under this Agreement.

          20. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

          21. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                         THE ADVISORS' INNER CIRCLE FUND on behalf of the Fund(s) listed on Schedule A


                         By: /s/ Michael Beattie
                         -----------------------------------
                             Name: Michael Beattie
                             Title: President


                         FAYEZ SAROFIM & CO.

                         By: /s/ Raye G. White
                         -----------------------------------
                             Name: (Mrs.) Raye G. White
                             Title: Executive Vice President

                                   SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                           DATED JULY 3, 2013 BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                              FAYEZ SAROFIM & CO.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund in accordance the following fee schedule:


FUND                                                                      RATE
Sarofim Equity Fund ..................................................... 0.50%